Exhibit 99.1

         QUOTESMITH.COM, INC. REPORTS NET PROFIT FOR SECOND QUARTER 2005

     --   Net profit of $431,000 vs. net loss of $838,000 in Q2 2004

     --   Cash flow from operations was $519,000 vs. $470,000 in Q2 2004

     --   Revenues increase 10 percent to $4.7 million vs. $4.3 million for Q2
          2004

     DARIEN, Ill., July 27 /PRNewswire-FirstCall/ -- Quotesmith.com, Inc., (Nasdaq: QUOT) ( http://www.insure.com ), the only place on earth where you can get instant life, auto, health and home insurance quotes from over 200 companies and have the freedom to buy from the company of your choice, today announced financial results for the second quarter ended June 30, 2005.

     Financial Results
     Quotesmith.com reported revenues of $4.7 million in the second quarter of 2005, an increase of 10 percent over revenues of $4.3 million for the same quarter of last year. Net profit for the quarter was $431,000 or $.06 per share, compared to a net loss of $838,000, or $.17 per share, in the second quarter of 2004.

     For the first six months of 2005, revenues were $9.1 million, up 35 percent from $6.7 during the like period of 2004. Net loss for the first six months was $95,000, or $0.01 per share vs. a net loss of $1.46 million, or $0.29 per share during the first six months of 2004.

     Financial results for the second quarter and first six months of 2005 include results from the May 2004 asset acquisition of Life Quotes, Inc. for the entirety of both periods, while financial results for the comparable periods in 2004 include Life Quotes results only for May and June 2004.

     "Reduced ad spending and higher revenues helped us achieve a second quarter net profit of $431,000," remarked Robert Bland, chairman and CEO. "However, the reduction in Q2 ad spending may result in lower revenue and profit later in the year if targeted improvements in the policy placement conversion rate do not materialize. Investors are therefore cautioned not to conclude that we will be able to sustain a level of net profits in the third and fourth quarters of 2005 consistent with that of the second quarter. Our business model remains challenging but our continued focus on delivering the best possible insurance shopping experience for our customers will help us reach the long-term potential of our business."

     Phil Perillo, chief financial officer, remarked, "We have positive observations to make about our second quarter performance and our current debt-free financial position. Sequential revenue rose 8 percent to $4.7 million in the second quarter vs. $4.4 million in the first quarter of 2005. Operating income in the second quarter of 2005 rose to $366,000 as compared to an operating loss of $586,000 in Q1 of 2005. Planned reductions in our ad spending helped marketing expenses fall to 29 percent of total revenue vs. 45 percent for Q1 of 2005."

     Cash and investments at June 30, 2005 amounted to $9.6 million vs. $9.3 million at year-end 2004. Operating activities generated $519,000 of cash during the second quarter of 2005, while in the same period of 2004, operating activities provided $470,000 of cash.

     Stockholders' equity amounted to $27.5 million on June 30, 2005 as compared to $27.6 million on December 31, 2004.

     Additional Business Model Information
     -- Quotesmith.com, Inc. is an insurance brokerage that relies upon direct response advertising and purchased leads to obtain new customers. Under our business model, the recognition of such expenses generally precedes corresponding revenues, on average, by as much as three to five months.

     -- Depreciation and amortization charges for Q2 were $240,000. We now expect depreciation and amortization charges to be approximately $1 million for the full year 2005 vs. $1.3 million for 2004.

     About Quotesmith.com
     Founded in 1984, Quotesmith.com owns and operates a comprehensive consumer information service and companion insurance brokerage service that caters to the needs of self-directed insurance shoppers. Visitors to the Company's flagship Web site, http://www.insure.com , are able to obtain instant life, auto, health and home insurance quotes from more than 200 leading insurers and have the freedom to buy from any company shown. Insure.com also plays home to over 3,000 originally authored articles on numerous insurance topics and also provides free insurance decision-making tools that are not available from any other single source. Our Life Quotes division provides telephone quotes, personal advice and brokerage services using in-house licensed agents. Quotesmith.com generates revenues from receipt of commissions paid by participating insurance companies, including industry-standard, back-end bonus commissions and volume-based contingent bonus commissions. Shares of Quotesmith.com trade on the Nasdaq SmallCap Market under the symbol "QUOT."

     Cautions about Forward-Looking Statements
     This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue. The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, concentration of common stock holdings, integration and management of the Life Quotes operation, declines in the life insurance industry, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, the evolving nature of its business model, risks associated with capacity constraints and the management of growth as well as the risks associated with the results of investigations of insurance company practices and potential terrorism threats. More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 which is on file with the United States Securities and Exchange Commission. Quotesmith.com and insure.com are service marks of Quotesmith.com, Inc. All other names are trademarks of their respective owners.

                              QUOTESMITH.COM, INC.
                             STATEMENT OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                      Quarter Ended             Six Months Ended
                                         June 30,                   June 30,
                                 -----------------------    ------------------------
                                    2005         2004          2005          2004
                                 ----------   ----------    ----------    ----------
Revenues:
  Commissions and fees           $    4,733   $    4,292    $    9,112    $    6,742
  Other                                   4            4             6             6
Total revenues                        4,737        4,296         9,118         6,748

Expenses:
  Selling & marketing                 1,378        2,000         3,360         3,360
  Operations                          1,848        1,958         3,634         2,778
  General & administrative              905          794         1,850         1,549
  Depreciation & amort.                 240          344           494           567
Total expenses                        4,371        5,096         9,338         8,254
Operating income (loss)                 366         (800)         (220)       (1,506)

Investment income (net)                  65          (38)          125            48

Net income (loss)                $      431   $     (838)   $      (95)   $   (1,458)

Net income (loss) per common
 share, basic and diluted        $     0.06   $    (0.17)   $    (0.01)   $    (0.29)

Diluted average common
 shares and equivalents
 outstanding                          7,385        4,958         7,385         4,958

                           SELECTED BALANCE SHEET DATA
                                 (In thousands)

                                  June 30,    December 31,
                                    2005         2004
                                 ----------   -----------
Cash and equivalents             $    1,144    $    1,356
Investments                           8,429         7,974
Commissions receivable                2,683         2,736
Land and building, net                5,364         5,422
Intangibles and goodwill             10,255        10,579
Other assets                            689           776
Total assets                     $   28,564    $   28,843


Total current liabilities        $    1,067    $    1,228

Total stockholders' equity           27,497        27,615

Total liabilities &
  stockholders' equity           $   28,564    $   28,843

SOURCE  Quotesmith.com, Inc.
    -0-                             07/27/2005
    /CONTACT: Phillip A. Perillo, Chief Financial Officer of Quotesmith.com, Inc., +1-630-515-0170, ext. 295, phil@insure.com /
    /Web site:  http://insure.com /